CARL KATERNDAHL
                   WEBSTER INVESTMENT MANAGEMENT COMPANY, LLC
                        433 California Street, Suite 1010
                             San Francisco, CA 94104

May 1, 1999

Forward Funds, Inc.
433 California Street, Suite 1010
San Francisco, CA 94104

         Re:      Subscription for Shares of The Real Estate Investment Fund

Dear Sirs:

         The undersigned hereby subscribes to purchase 1 share of The Real Estate Investment Fund, at a price of $10.00 per share, and agrees to pay therefor upon demand in cash the amount of $10.00.

                                         Very truly yours,


                                     By:  __________________________________
                                          Carl Katerndahl


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                               FORWARD FUNDS, INC.
                        433 California Street, Suite 1010
                             San Francisco, CA 94104


May 1, 1999

Webster Investment Management Company, LLC
433 California Street, Suite 1010
San Francisco, CA 94104

         Re: Acceptance of Subscription for Purchase of Shares of Real Estate Investment Fund

Dear Sirs:

         Forward Funds, Inc. (the "Company"), on behalf of The Real Estate Investment Fund (the "Fund"), hereby accepts your offer to purchase 1 share of the Fund at a price of $10.00 per share for an aggregate purchase price of $10.00. This agreement is subject to the understanding that you have no present intention of selling or redeeming shares so acquired.

                                           Sincerely,

                                           FORWARD FUNDS, INC.

                                           By:___________________________


                                           Name:_________________________


                                           Title:________________________